UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 24, 2010

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective May 24, 2010, Kodiak Oil & Gas (USA) Inc. (the “Borrower”), a wholly owned subsidiary of Kodiak Oil & Gas Corp. (the “Registrant”), entered into a $200,000,000, four-year, revolving, senior secured credit agreement (the “Credit Agreement”) with Wells Fargo Bank, N.A. (the “Lender”).  Concurrently therewith, the Registrant entered into a guarantee pursuant to which the Registrant guarantees to the Lender all of the obligations of the Borrower under the Credit Agreement and pledges a security interest in 100% of its equity interests in the Borrower as collateral support for the Registrant’s obligations under the guaranty and the obligations of the Borrower under the Credit Agreement.  Additionally, the Borrower granted a security interest in substantially all of its assets, including mortgages on at least 80% of its interests in oil and gas properties on a discounted basis.

Availability under the Credit Agreement is subject at all times to the then applicable borrowing base. The initial borrowing base is $20,000,000. The borrowing base will be subject to re-determination semi-annually each April 1 and October 1. To the extent the borrowing base is re-adjusted and the result is that the amount of the Borrower’s outstanding loans and letter of credit exposure is higher than the re-adjusted borrowing base, the Borrower is required to make a prepayment to the Lender in an amount equal to the difference.  If the Lender agrees to increase the borrowing base, the Borrower is required to pay the Lender a fee equal to 1% of the increased amount of the borrowing base.  The Credit Agreement also makes available to the Borrower standby letters of credit in an amount equal to the lesser of the then applicable borrowing base and $5,000,000 and reduces availability for loans under the Credit Agreement on a dollar for dollar basis.  Loans under the Credit Agreement and letters of credit may only be used to (a) finance acquisitions, (b) finance exploration and production operations and (c) provide for working capital and general corporate purpose needs.

Interest on the revolving loans is payable at one of the following two variable rates: the Alternate Base Rate for ABR Loans or the Adjusted LIBO Rate for Eurodollar loans (each described below), as selected by the Borrower, plus an additional percentage that can vary on a daily basis and is based on the daily unused portion of the facility.  The determination of the daily unused portion of the facility (the “Borrowing Base Utilization Percentage”) is a fraction, expressed as a percentage, the numerator of which is the amount of outstanding loans and the face amount of all issued and outstanding as well as drawn and unpaid letters of credit and the denominator of which is the then applicable borrowing base.  This additional percentage is referred to as the “Applicable Margin” and varies depending on the type of loan.  The grid below shows the Applicable Margin options depending on the applicable Borrowing Base Utilization Percentage.

Borrowing Base Utilization Grid

Borrowing Base Utilization Percentage	<25.0%	>25.0% <50.0%	≥50.0% <75.0%	≥75.0% <90.0%	≥90.0%
Eurodollar Loans	2.25%	2.50%	2.75%	3.00%	3.25%
ABR Loans	1.25%	1.50%	1.75%	2.00%	2.25%
Commitment Fee Rate	0.50%	0.50%	0.50%	0.50%	0.50%

For loans that accrue interest at the “Adjusted LIBO Rate” (defined as “Eurodollar Loans”), the Borrower selects interest periods of one, two, three or six months, during which period the “LIBO Rate” will be the percentage displayed on Reuters Screen LIBOR01 Page (or any successor service) at 11:00 a.m. two business days prior to the making of the applicable loan or the conversion or continuation of the loan, as applicable, for the applicable interest period.  The LIBO Rate is subject to statutory reserve requirements imposed on the Lender as well as other variables described in the Credit Agreement.  Prepayments of Eurodollar Loans on days other than the last day of the applicable interest period of the applicable Eurodollar Loans can result in the Borrower having to pay an additional premium depending on the Adjusted LIBO Rate in effect on the date of the prepayment.

For loans that accrue interest at the “Alternate Base Rate” (defined as “ABR Loans”), the interest varies on a daily basis.  The Alternate Base Rate is calculated each day and is based on the highest of (a) the Federal Funds effective rate in effect on such day plus 0.5%, (b) the Adjusted LIBO Rate for a one month interest period plus 1% and (c) the Prime Rate, which is the rate announced by the Lender each day as its “Prime Rate”.

Interest on Eurodollar Loans is payable on the last day of each applicable interest period, provided that for any interest period longer than three months, interest is payable each day prior to the last day of such interest period that occurs at intervals of three months’ duration after the first day of such interest period.  Interest on ABR Loans is payable on the last day of each month.  Interest payment dates are adjusted pursuant to the terms of the Credit Agreement to the extent the applicable payment date is not a Saturday, Sunday or other day on which commercial banks in New York City or Denver, Colorado are authorized or required by law to remain closed (a “Business Day”).

Interest on Eurodollar Loans and ABR Loans is subject to increase of up to 2% following the occurrence of any event of default under the Credit Agreement.

The Borrower is also required to pay the Lender a commitment fee equal to 0.50% of the average daily amount of the unused amount of the commitment of the Lender based on the current borrowing base during the applicable period.  Commitment fees are payable on the last day of March, June, September and December, as adjusted to the extent such day is not a Business Day.

The Borrower is also required to pay the Lender a participation fee equal to the Applicable Margin for Eurodollar Loans on the average daily amount of the Lender’s pro rata share of the aggregate undrawn amount of all outstanding letters of credit at such time.  In addition, the Borrower is required to pay the issuer of the letter of credit a fronting fee and other additional fees in connection with the issuance of the letter of credit as set forth in the Credit Agreement.  Letter of credit fees and fronting fees are payable on the third Business Day after the last day of March, June, September and December, as adjusted to the extent such day is not a Business Day.

The outstanding principal balance of the revolving loan, together with all unpaid fees and expenses relating thereto, shall be due and payable no later than May 24, 2014.

The Credit Agreement contains representations, warranties, covenants, conditions and defaults customary for transactions of this type, including but not limited to: (a) covenants to comply with a current ratio of consolidated current assets to consolidated current liabilities not less than 1.0:1.0 and a ratio of total debt to EBITDAX (as defined in the Credit Agreement) not greater than 3.75:1.0; (b) limitations on liens and incurrence of debt covenants; (c) limitations on dividends, distributions, redemptions and restricted payments covenants; (d) limitations on investments, loans and advances covenants; and (e) limitations on the sale of property, mergers, consolidations and other similar transactions covenants.

In the event of a default under the Credit Agreement, the Borrower’s obligations may be accelerated and the Registrant’s guaranty obligations may be enforced.  Events of default include but are not limited to: failure to pay as required under the Credit Agreement; material misrepresentation; voluntary or involuntary bankruptcy proceedings; entry against the Borrower of a judgment for the payment of money in excess of $1,000,000 (not covered by qualified third party insurance) and certain non-monetary judgments; default with respect to other indebtedness owed by Borrower; and a Change in Control (as defined in the Credit Agreement).

Effective May 24, 2010, the Borrower borrowed $5,000,000 under the Credit Agreement.

The foregoing description is qualified in its entirety by reference to the agreements attached hereto as Exhibits 10.1, 10.2 and 10.3, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The contents of Item 1.01 of this Current Report on Form 8-K are hereby incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement dated as of May 24, 2010 among Kodiak Oil & Gas (USA) Inc. and Wells Fargo Bank, N.A. (in its capacities as administrative agent and lender)

10.2	Guarantee and Collateral Agreement dated as of May 24, 2010 by Kodiak Oil & Gas (USA) Inc. in favor of Wells Fargo Bank, N.A. as administrative agent

10.3	Guarantee and Pledge Agreement dated as of May 24, 2010 by Kodiak Oil & Gas Corp. in favor of Wells Fargo Bank, N.A. as administrative agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James P. Henderson
James P. Henderson Secretary, Treasurer and Chief Financial Officer

Date: May 27, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of May 24, 2010 among Kodiak Oil & Gas (USA) Inc. and Wells Fargo Bank, N.A. (in its capacities as administrative agent and lender)

10.2	Guarantee and Collateral Agreement dated as of May 24, 2010 by Kodiak Oil & Gas (USA) Inc. in favor of Wells Fargo Bank, N.A. as administrative agent

10.3	Guarantee and Pledge Agreement dated as of May 24, 2010 by Kodiak Oil & Gas Corp. in favor of Wells Fargo Bank, N.A. as administrative agent